STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT (this "Agreement"), dated as of September 13, 2000, by and between BARNESANDNOBLE.COM INC., a Delaware corporation ("Acquirer"), and the holders (the "Stockholders") of the shares of common stock, par value $.001 per share (the "Company Common Stock"), of FATBRAIN.COM, INC., a Delaware corporation (the "Company"), set forth on the signature pages hereof. Capitalized terms used and not otherwise defined herein and which are defined in the Merger Agreement (as defined below) shall have the respective meanings ascribed to such terms in the Merger Agreement.

                            W I T N E S S E T H:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Acquirer and the Company are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), pursuant to which and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Company will be merged with and into Acquirer (the "Merger"), with Acquirer Company being the surviving corporation in the Merger; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Acquirer has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

     1.   Voting Agreement.

          (a) Each Stockholder owns the shares of Company Common Stock set forth on Schedule A attached hereto (hereinafter referred to as "Shares"). For purposes of this Agreement, in the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, stock-split, recapitalization, combination, exchange of shares or the like, the term "Shares" shall refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Shares shall also include any additional shares of Company Common Stock acquired by any Stockholder after the date hereof.

          (b) Each Stockholder hereby irrevocably and unconditionally agrees to vote (or cause to be voted) all Shares that such Stockholder is entitled to vote, at the Company's Stockholders' Meeting as follows: (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof, the performance by the Company of each of the actions contemplated by the Merger Agreement and this Agreement and all actions required in furtherance thereof and hereof; (ii) against any Alternative Transaction; and (iii) against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Section 7.2 of the Merger Agreement not being fulfilled.

          (c) Each Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. Each Stockholder represents that any outstanding proxies heretofore given in respect of the Shares are not irrevocable, and that any such proxies are hereby revoked.

          (d) Each Stockholder understands and acknowledges that Acquirer is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

     2. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

     3. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Acquirer as follows:

          (a) Ownership of Shares. The Stockholder is the record and beneficial owner of its Shares. The Stockholder has sole voting power and sole power to issue instructions with respect to any and all of the matters set forth in this Agreement, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to any and all of its Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b) Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement, arrangement or understanding (in each case, oral or written) to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders' agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

          (c) No Conflicts. Except for filings under the HSR Act and the Exchange Act, (i) to the Stockholders' knowledge, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of its Shares may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of its Shares.

          (d) No Encumbrances. Except as permitted by this Agreement, the Shares and the certificates representing such Shares are now, and the Shares at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all encumbrances, liens, restrictions, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever.

          (e) No Additional Ownership. Except for the Shares and as otherwise set forth on Schedule 3(e) attached hereto, the Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

          (f) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

          (g) Reliance by Acquirer. The Stockholder understands and acknowledges that Acquirer is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

     4. Representations and Warranties of Acquirer. Acquirer represents and warrants to each Stockholder that the execution, delivery and performance of this Agreement by Acquirer and the consummation by it of the transactions contemplated hereby are within the requisite corporate power and authority of Acquirer and have been duly authorized by all necessary corporate and stockholder action on the part of Acquirer. This Agreement has been duly executed by Acquirer and constitutes the legal, valid and binding obligation of Acquirer, enforceable against Acquirer in accordance with its terms.

     5. Covenants of the Stockholders. Each Stockholder hereby covenants and agrees that:

          (a)  No Proxies or Encumbrances on the Stockholders' Shares.
Except pursuant to the terms of this Agreement, the Stockholder shall not, without the prior written consent of Acquirer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares, or solicit to do any of the foregoing, during the term of this Agreement.

          (b) No Shopping. From the date hereof until the termination hereof, the Stockholder, in its capacity as a Stockholder, will not, and will not authorize or knowingly permit any investment bankers, attorneys, accountants, consultants and other agents or advisors ("Representatives") of the Stockholder to, directly or indirectly, (i) take any action to solicit, initiate or facilitate or encourage the submission of any Alternative Transaction, or (ii) engage in any negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any Alternative Transaction; provided, that notwithstanding any other provision of this Agreement, the Stockholder may take any action in its capacity as an officer or director of the Company that would be permitted to be taken in accordance with the terms and conditions of the Merger Agreement.

          (c) Notification. The Stockholder will notify Acquirer promptly (but in no event later than 48 hours) (orally and in writing) if any proposal or offer is received by, any information is requested from, or any discussions or negotiations are sought to be instituted or continued with, the Stockholder, relating to the acquisition of beneficial ownership of such Stockholder's Shares. The notice shall state the identity of the person and the material terms and conditions of such proposal or offer. The Stockholder shall keep Acquirer reasonably apprised of any material development with respect to such proposals or offers. The Stockholder shall, and shall cause its Representatives to, cease immediately and cause to be terminated all existing discussions or negotiations, if any, with any persons conducted heretofore with respect to, or that could reasonably expected to lead to, any Alternative Transaction.

     6.   Lock-Up.

          (a) Each Stockholder agrees that, without the prior written consent of Acquirer, they shall not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any of the Acquirer Common Stock issued to such Stockholder in connection with the Merger, any options or warrants to purchase any Acquirer Common Stock, or any securities convertible into or exchangeable for any Acquirer Common Stock that they acquire upon completion of the Merger, for a period commencing from the date of receipt of such securities through and including the earlier of (a) the six-month anniversary of the Effective Time and (b) the date immediately after (1) any merger, reorganization or consolidation of Acquirer with or into any entity if persons who were beneficial owners of securities of Acquirer entitled to vote generally in the election of directors ("Voting Securities") immediately before such merger, reorganization or consolidation are not, immediately thereafter, the beneficial owners, directly or indirectly, of at least 50% of the then-outstanding Voting Securities of the entity surviving or resulting from such merger, reorganization or consolidation in substantially the same respective proportions as their beneficial ownership of the previously outstanding Voting Securities of Acquirer or (ii) the sale or other disposition of all or substantially all of the consolidated assets of Acquirer (the "Lock-Up Period").

          (b)  The restrictions set forth in the Section 6 shall not apply to
(i) transactions relating to Acquirer Common Stock acquired in open market transactions, (ii) the transfer, if the undersigned is an individual, to his or her immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, either during his or her lifetime or on death by will or intestacy, or (iii) the transfer, if the undersigned is a limited liability company, partnership, corporation, trust or similar entity, to members, partners (or retired partners who retire after the date hereof), shareholders, or beneficiaries, as the case may be, of the undersigned as a distribution; provided, however, that the undersigned shall not transfer any shares of Acquirer Common Stock to a total of more than ten (10) persons under the foregoing clauses (ii) or (iii), and all transferees described in
(ii) or (iii) above will be required to agree in writing to be bound by the terms hereof as a condition of any such transfer.

          (c) In order to enforce this lock-up provision, the Stockholders agree that, at the sole discretion of the Acquirer, "stop transfer" instructions may be placed against all of the Acquirer Common Stock issuable to the Stockholders in connection with the Merger on the transfer books of Acquirer's stock transfer agent until the conclusion of the Lock-Up Period.

     7. Stop Transfer. Except as otherwise permitted in Section 6 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares.

     8. Disclosure. The Stockholder permits Acquirer to publish and disclose in the Registration Statement (including all documents and schedules filed with the SEC) and other filings and communications their identity and ownership of the Shares and the nature of their commitments, arrangements and understandings under this Agreement.

     9. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in a reasonably prompt manner, the transactions contemplated by this Agreement.

     10. Termination. The covenants and agreements contained in this Agreement shall terminate upon (i) the consummation of the Merger, except for the covenants in Section 6, which shall survive for the period provided therein, or (ii) the termination of the Merger Agreement in accordance with its terms.

     11.  Miscellaneous.

          (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or representatives. Notwithstanding any transfer of the Shares, each Stockholder shall remain liable for the performance of all obligations of such Stockholder under this Agreement.

          (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Acquirer may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Acquirer, but no such assignment shall relieve Acquirer of its obligations hereunder if such assignee does not perform such obligations.

          (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the addresses set forth on the signature pages hereto.

          (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g) Liability of Stockholders. The liability of the Stockholders for the representations, warranties, covenants and obligations contained in this Agreement shall be several and not joint.

          (h) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by such party of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (i) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (j) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (k) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (l) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

          (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (n) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                          (SIGNATURE PAGES FOLLOW)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         BARNESANDNOBLE.COM INC.

                         By:/s/ Marie Toulantis
                            -----------------------------------
                         Name: Marie Toulantis
                         Title: Chief Financial Office

                         STOCKHOLDERS:

                         Vulcan Ventures Incorporated

                         By:/s/ William D.  Savery
                            -----------------------------------
                         Name: William D.  Savery
                         Title: President

                         Sierra Ventures V

                         By: /s/ Peter C.  Wendell
                            -----------------------------------
                         Name: Peter C.  Wendell
                         Title:   General Partner


                         /s/Chris MacAskill
                         --------------------------------------
                         Chris MacAskill


                         Highland Capital Partners IV Limited Partnership Highland Entrepreneurs Fund IV Limited Partnership

                         By: /s/ Keith Benjamin
                         Name: Keith Benjamin
                         Title: General Partner

                         APV Technology Partners II LP
                         APV Technology Partners US LP
                         APV Technology Partners LP

                         By: /s/ Peter G.  Bodine
                            -----------------------------------
                         Name:  Peter G.  Bodine
                         Title:     Partner

                         /s/ Kim Orumchian
                         --------------------------------------
                         Kim Orumchian

                                 Schedule A


Name and Address of Stockholders             Number of Shares
--------------------------------             ----------------

Vulcan Ventures Incorporated                     1,501,791
Attn: Scott Fallis
110, 110th Avenue Northeast, Suite 550
Bellevue, WA 98004

Sierra Venture V                                   938,143
3000 Sand Hill Road
Building 4, Number 200
Menlo Park, CA 94025

Chris MacAskill                                    786,458
c/o MightyWords.com
2550 Walsh Avenue
Santa Clara, CA 95051

Highland Capital Partners IV Limited Partnership  479,157
Highland Entrepreneurs Fund IV Limited Partnership
c/o Testa Herwitz and Tibeault
Attn: Malcolm Nicholls
125 High Street
Boston, MA 02110


APV Technology Partners II LP                     343,603
APV Technology Partners US LP
APV Technology Partners LP
535 Middlefield Road
Menlo Park, CA 94025


Kim Orumchian                                     668,100 (plus options to
1621 El Camino Real                                purchase 441,432 shares
Palo Alto, CA 94306                                of common stock)